Exhibit 23.2


          INDEPENDENT AUDITORS' CONSENT

          We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-05955) of Grand Court Lifestyles, Inc. on Form S-1 of our report dated April 26, 1996, except for Note 11 which is as of June 11, 1996, appearing in the Prospectus, which is part of this Amendment No. 2 to the Registration Statement.

          We also consent to the reference to us under the heading "Experts" in such Prospectus.


          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP
          New York, New York
          August 5, 1996